Exhibit 10.16

FIFTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

as of December 1, 2006

WELLS FARGO FOOTHILL, INC., as Agent and Lender

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California 90404

Ladies and Gentlemen:

Wells Fargo Foothill, Inc., as Arranger and Administrative Agent (“Agent”) and Lender (together with all other lenders party thereto from time to time, collectively, the “Lenders”) and BGF Industries, Inc., a Delaware corporation, (“Borrower”) have entered into certain financing arrangements pursuant to that certain Loan and Security Agreement, dated as of June 6, 2003, among Agent, Lenders and Borrower (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and all other Loan Documents at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

Borrower, Agent and Lenders have agreed to certain amendments to the Loan Agreement and the other Loan Documents, on and subject to the terms and conditions contained in this Fifth Amendment to Loan and Security Agreement (this “Amendment”).

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1. Amendments to Loan Agreement and Loan Documents. In order to effectuate certain amendments of the Loan Agreement and Loan Documents agreed to among Agent, Lenders and Borrower, the Loan Agreement and Loan Documents are hereby amended as follows:

(a) Commencing with the delivery of the Borrower’s financial statements for the quarter ended September 30, 2006, the definition of the term “Base Rate Margin”, as set forth in Section 1.1 of the Loan Agreement, is hereby amended and restated in its entirety to read as follows:

““Base Rate Margin” means 0.0.%, if EBITDA, measured on a trailing twelve-month basis as of the end of the fiscal quarter on or immediately preceding the date of determination, is greater than $20,000,000, (ii) one-quarter of one percent (0.25%), if EBITDA, measured on a trailing twelve-month basis as of the end of the fiscal quarter on or immediately preceding the date of determination, is greater than $17,000,000 but less than or equal to $20,000,000, and (iii) one-half of one percent (0.50%), if EBITDA, measured on a trailing twelve-month basis as of the end of the fiscal quarter on or immediately preceding the date of determination, is less than or equal to $17,000,000.”

(b) The definition of the term “Base Rate Term Loan Margin”, as set forth in Section 1.1 of the Loan Agreement, is hereby amended and restated in its entirety to read as follows:

““Base Rate Term Loan Margin” means one-quarter of one percent (0.25%).”

(c) The definition of the term “Eligible Accounts”, as set forth in Section 1.1 of the Loan Agreement, is hereby amended and restated by the amendment and restatement of clause (i) thereof in its entirety to read as follows:

“(i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed: (1) 15% of all Eligible Accounts, if the Account Debtor is Cytec Engineered Materials and its affiliates or Composix Co., (ii) $750,000, if the Account Debtor is Owens Corning, and (iii) 10% of all Eligible Accounts, with respect to all other Account Debtors, in each case to the extent of the obligations owing by such Account Debtor in excess of such percentage or amount, as applicable,”

(d) Commencing with the delivery of the Borrower’s financial statements for the quarter ended September 30, 2006, the definition of “LIBOR Rate Margin”, as set forth in Section 1.1 of the Loan Agreement, is hereby amended and restated in its entirety as follows:

“LIBOR Rate Margin” means (i) two and one-quarter percent (2.25%), if EBITDA, measured on a trailing twelve-month basis as of the end of the fiscal quarter on or immediately preceding the date of determination, is greater than $20,000,000, (ii) two and one-half percent (2.50%), if EBITDA, measured on a trailing twelve-month basis as of the end of the fiscal quarter on or immediately preceding the date of determination, is greater than $17,000,000 but less than or equal to $20,000,000, and (iii) two and three-quarters percent (2.75%), if EBITDA, measured on a trailing twelve-month basis as of the end of the fiscal quarter on or immediately preceding the date of determination, is less than or equal to $17,000,000.”

(e) The definition of the term “LIBOR Rate Term Loan Margin”, as set forth in Section 1.1 of the Loan Agreement, is hereby amended and restated in its entirety to read as follows:

““LIBOR Rate Term Loan Margin” means two and one-half percent (2.5%).”

(f) The definition of the term “Maximum Revolver Amount”, as set forth in Section 1.1 of the Loan Agreement, is hereby amended and restated in its entirety as follows:

““Maximum Revolver Amount” means $21,000,000.”

(g) Section 2.6(c) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

1. all outstanding Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two (2%) percentage points above the per annum rate otherwise applicable hereunder, and

2. the Letter of Credit fee provided for above shall be increased to two (2%) percentage points above the per annum rate otherwise applicable hereunder.”

(h) Section 2.11(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month, plus (iii) the then-outstanding principal balance of the Term Loan during the immediately preceding month.”

(i) Section 2.11(c) of the Loan Agreement is hereby amended and restated by the amendment and restatement of clause (i) thereof to read in its entirety as follows:

“(i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Agent, provided that, so long as no Default or Event of Default has occurred, Borrower shall not be obligated to reimburse Agent for such fees and expenses for more than two (2) financial audits in any calendar year,”

(j) Sections 6.2(a) and 6.2(b) of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

“(a) Reserved.

  (b) Reserved.”

(k) Section 6.2 of the Loan Agreement is hereby amended and restated by amending and restating the heading in the left column of the chart reading “monthly (not later than the 10th day of each month) to read in its entirety as follows:

“Monthly (not later than the 15th day of each month)”

(l) Section 6.2(c) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(c) accounts receivable reports including a sales journal, collection journal, and credit register, and notice of all returns, disputes or claims”

(m) Section 6.2(f) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(f) a summary aging, by vendor, of Borrower’s accounts payable and any book overdraft, and Inventory reports specifying Borrower’s cost and the wholesale market value of its Inventory, by category, with additional detail showing additions to and deletions from the Inventory,”

(n) Minimum EBITDA. Section 7.20(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Minimum EBITDA. Fail to maintain EBITDA as of the end of each quarter of not less than $15,000,000 calculated on a trailing 12 month basis, except as Agent and Borrower may otherwise agree in writing following Agent’s receipt of Borrower’s updated financial projections delivered in accordance with Section 6.3(c)(ii) hereof, which financial projections shall be satisfactory to Agent in its sole discretion.”

(o) Capital Expenditures. Section 7.20(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Capital Expenditures. Make capital expenditures in any fiscal year exceeding, in the aggregate, $4,500,000, except as Agent and Borrower may otherwise agree in writing following Agent’s receipt of Borrower’s financial projections delivered in accordance with Section 6.3(c)(ii) hereof, which financial projections shall be satisfactory to Agent in its sole discretion.”

(p) Amended and Restated Term Loan. Contemporaneously herewith, and as a one-time financial accommodation to Borrower, Agent and Lenders are making an additional advance to Borrower in the original principal amount of $2,120,126 (the “Second Additional Term Loan”). The Second Additional Term Loan shall be consolidated with the currently outstanding principal balance of the existing Term Loan, as previously consolidated (such principal balance, together with the Second Additional Term Loan, collectively, the “Term Loan”), which Term Loan, as of the date hereof, shall be in the original principal amount of $6,000,000 and shall amortize as set forth in the Loan Agreement.

(q) Amendment of Fee Letter. Section 2 of the Fee Letter is hereby amended and restated by the amendment and restatement of the first paragraph thereof to read in its entirety as follows:

“2. Servicing Fee. On the first day of each month, commencing December 1, 2006, Borrower shall pay to Agent a servicing fee in an amount equal to Three Thousand ($3,000) Dollars.”

2. Acknowledgment.

(a) Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that as of the close of business on December 6, 2006, Borrower is indebted to Agent and Lenders (i) in respect of the Advances, in the aggregate principal amount of $0, (ii) in respect of the Term Loan, in the principal amount of $3,779,874, and (iii) in respect of Letter of Credit Usage (including undrawn Letters of Credit with an aggregate face amount of $171,438.15) in the aggregate amount of $3,951,312.15. All such Obligations, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges payable by Borrower to Agent and Lenders, are unconditionally owing by Borrower to Agent and Lenders in accordance with the terms of the Loan Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgment of Security Interests. Borrower and each Guarantor hereby acknowledges, confirms and agrees that Agent and Lenders have and shall continue to have valid, enforceable and perfected liens upon and security interests in all collateral, including, without limitation, the Collateral, heretofore granted to Agent and Lenders pursuant to the Loan Documents or otherwise granted to or held by Agent or any Lender.

(c) Binding Effect of Documents. Borrower and each Guarantor hereby acknowledges, confirms and agrees that: (i) each of the Loan Documents to which it is a party has been duly executed and delivered to Agent and Lenders by Borrower and such Guarantor, as the case may be, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrower and each Guarantor contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of Borrower and each Guarantor enforceable against each of them in accordance with their respective terms, and neither Borrower nor any Guarantor has a valid defense to the enforcement of such Obligations, and (iii) Agent and Lenders are and shall be entitled to the rights, remedies and benefits available under the Loan Documents and applicable law.

3. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower and Guarantors to Agent and Lenders pursuant to the Loan Agreement and the other Loan Documents, Borrower hereby represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Documents):

(a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Documents set forth herein).

(b) This Amendment has been duly executed and delivered by Borrower and each Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and each Guarantor contained herein constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof.

4. Conditions Precedent. The effectiveness of this Amendment shall be subject to the receipt by Agent of each of the following, in form and substance satisfactory to Agent:

(a) a fully executed copy of this Amendment, duly authorized, executed and delivered by Borrower and each Guarantor; and

(b) such additional documents and due diligence as may be determined by Agent.

5. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Loan Documents are intended or implied and in all other respects the Loan Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and any of the Loan Documents, the terms of this Amendment shall control. The Loan Documents, as amended hereby, and this Amendment shall be read and be construed as one agreement.

6. Amendment Fee. Borrower shall pay to Agent for its own account an amendment fee in an amount equal to $25,000, which amount shall be fully earned and payable simultaneously with the execution of this Amendment and shall not be subject to refund, rebate or proration for any reason whatsoever. Such fee shall be in addition to all other amounts payable under the Loan Documents, shall constitute part of the Obligations and may, at Agent’s option, be charged directly to any account of Borrower maintained with Agent.

7. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as, in the exercise of Agent’s discretion, may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

8. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts, when executed together, shall constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto. This Amendment may be executed and delivered via telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

[SIGNATURES ON FOLLOWING PAGE]

Very truly yours,

BORROWER:

BGF INDUSTRIES, INC.

By:	/s/ James R. Henderson
James R. Henderson
Title:	President

ACKNOWLEDGED AND AGREED TO BY THE GUARANTORS:

NVH INC.

By:	/s/ Philippe R. Dorier
Philippe R. Dorier
Title:	Secretary & Treasurer

GLASS HOLDINGS LLC

By:	/s/ Philippe R. Dorier
Philippe R. Dorier
Title:	Secretary & Treasurer

BGF SERVICES, INC.

By:	/s/ Philippe R. Dorier
Philippe R. Dorier
Title:	Secretary & Treasurer

AGREED:

WELLS FARGO FOOTHILL, INC., as Agent and Lender

By:	/s/ Kristy S. Loucks
Kristy S. Loucks
Title:	Vice President

[Fifth Amendment to Loan and Security Agreement]